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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 16, 1995
                         -------------------------------


                           LOYOLA CAPITAL CORPORATION
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Maryland                      0-15169               52-1479656
      ------------                  -----------           --------------
(State of Incorporation)      (Commission File Number)    (IRS Employer
                                                        Identification No.)


                            1300 North Charles Street
                               Baltimore, Maryland             21201-5705
      ---------------------------------------------------------------------
                     (Address of principal executive offices)   (Zip Code)


                                 (410) 332-7210
                               ------------------
                         (Registrant's telephone number)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     Loyola Capital Corporation ("Loyola") previously filed a Current Report on Form 8-K to report that Loyola and Crestar Financial Corporation ("Crestar") announced on April 28, 1995 the signing of a binding letter agreement under which each of the approximately 8.1 million outstanding shares of Loyola Common Stock would be exchanged for .69 shares of Crestar Common Stock, subject to adjustment based on the price of Crestar Common Stock at the time the merger is completed. Loyola is filing this Current Report on Form 8-K to report that it has executed an Agreement and Plan of Merger with Crestar. Crestar's acquisition of Loyola is subject to the approval by regulators and Loyola stockholders. The acquisition is expected to be completed by year-end 1995 or shortly thereafter.

     Loyola has granted Crestar an option to purchase approximately 1.6 million shares of Loyola Common Stock for $25 per share, exercisable in certain events.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

          2.1  Agreement and Plan of Merger dated May 16, 1995.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: May ___, 1995                     LOYOLA CAPITAL CORPORATION


                                        By:
                                           -------------------------------------
                                           James V. McAveney
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer

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                                  EXHIBIT INDEX


                                                                           PAGE
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     2.1       Agreement and Plan of Merger dated May 16, 1995.            5